UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2020

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35726	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Winter Street, Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

(617) 551-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RDUS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2020, Radius Health, Inc. (the “Company”) announced that its Board of Directors (the “Board”) has appointed G. Kelly Martin, age 61, as the Company’s President, Chief Executive Officer and as a member of the Board, effective as of April 28, 2020.

Prior to his appointment with the Company, Mr. Martin served as Chief Executive Officer of Novan, Inc., a clinical-stage biotechnology company, from April 2018 to February 2020. He previously served as Novan’s interim Chief Executive Officer beginning in June 2017 and served as a member of its board of directors from March 2015 to February 2020. Mr. Martin served as the Chief Executive Officer of Malin Corporation PLC, a life sciences investment company, from August 2015 to October 2017. Previously, he served as the Chief Executive Officer of Elan Corporation PLC, a biotechnology company, from February 2003 to December 2013.

In connection with his appointment, the Company entered into an employment agreement with Mr. Martin (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Martin will receive an initial annual base salary of $600,000. Mr. Martin will also be eligible to participate in the Company’s employee benefit programs and plans.

As a material inducement to Mr. Martin’s acceptance of employment with the Company, the Board approved a grant to Mr. Martin of an option (the “Time-Based Option”) to purchase up to 575,000 shares of the Company’s common stock at a price per share equal to the fair market value of the Company’s common stock on the date of grant (the “Exercise Price”), subject to time-based vesting conditions. The Time-Based Option will be unvested as of the grant date of April 28, 2020 (the “Grant Date”) and will be eligible to vest as to 25% of the underlying shares on April 28, 2021, with the remaining 75% eligible to vest in thirty-six (36) substantially equal monthly installments over the following three years, subject to Mr. Martin’s continuous service with the Company through each vesting date. In addition, the Board approved a grant to Mr. Martin of an option (the “Performance-Based Option”) to purchase up to 575,000 shares of the Company’s common stock at the Exercise Price, subject to performance-based vesting conditions. The Performance-Based Option will be unvested as of the Grant Date and will be eligible to vest in four tranches based on the Company’s annualized total shareholder return (“TSR”) over a five-year performance measurement period subject to Mr. Martin’s continuous service with the Company. The Performance-Based Option will not vest prior to the one year anniversary of the Grant Date. In addition, upon a change in control, the Performance-Based Option will vest in accordance with the TSR at such time, regardless of any minimum vesting periods.

The grants were each made pursuant to a stand-alone employment inducement stock option agreements (each, an “Inducement Option Agreement”) outside of the Company’s 2018 Stock Option and Incentive Plan (the “2018 Plan”) as a material inducement to Mr. Martin’s acceptance of employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4). However, the terms of each grant will otherwise be consistent with awards made pursuant to the 2018 Plan and are subject to the terms and conditions of the applicable Inducement Option Agreement.

If Mr. Martin’s employment is terminated by the Company without “cause” or due to Mr. Martin’s resignation for “good reason” (as each such term is defined in the Employment Agreement), then, subject to his executing and not revoking a separation agreement and general release of claims, Mr. Martin will be entitled to receive (i) base salary continuation payments for 12 months, (ii) reimbursement for continued group health plan premiums until the earlier of (a) 12 months, (b) the date on which Mr. Martin becomes eligible to receive substantially similar coverage from another employer, and (c) is no longer eligible to receive continuation of such coverage, (iii) certain accelerated vesting of the Time-Based Option. If Mr. Martin’s employment is terminated without “cause” or due to Mr. Martin’s resignation for “good reason” within 12 months following a “change of control” (as defined in the 2018 Plan) of the Company, then subject to his executing and not revoking a separation agreement and general release of claims, Mr. Martin will be entitled to receive enhanced severance benefits.

During his employment and for 12 months thereafter, Mr. Martin has agreed to be subject to certain restrictive covenants, including a nonsolicitation of the Company’s customers and a nonsolicitation and no-hire of its employees. Mr. Martin is also subject to a noncompetition provision during his employment and for up to 12 months thereafter, subject to the type of termination.

Mr. Martin succeeds Jesper Hoeiland as President and Chief Executive Officer of the Company effective as of April 28, 2020. Mr. Hoeiland resigned as a director of the Company effective as of April 28, 2020. The Company and Mr. Hoeiland entered into a Senior Advisor Agreement (the “Senior Advisor Agreement”) providing for the terms of Mr. Hoeiland’s resignation from the positions of President, Chief Executive Officer and director, effective as of April 28, 2020, and the terms for his provision of outside, professional services to the Company as an independent contractor through October 28, 2020 (the “Advisory Period”). Pursuant to the Senior Advisor Agreement, during the first three months of the Advisory Period, Mr. Hoeiland will receive a total advisory fee of $20,000, to be paid in substantially equal monthly installments during such three month period. During the remaining three months of the Advisory Period, Mr. Hoeiland will be paid at an hourly rate of $500 per hour. Mr. Hoeiland will continue to vest in his existing equity awards through the end of the Advisory Period and will be entitled to exercise all vested stock options for 12 months following the end of the Advisory Period.

The foregoing descriptions of the Employment Agreement, Inducement Option Agreements and Senior Advisor Agreement are only summaries and are qualified in their entirety by reference to the full text of the agreements, copies of which have been filed hereto as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, and are incorporated herein by reference.

A copy of the press release announcing these events has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement between the Company and G. Kelly Martin

10.2	Inducement Option Agreement (Time-Based Option) between the Company and G. Kelly Martin

10.3	Inducement Option Agreement (Performance-Based Option) between the Company and G. Kelly Martin

10.4	Senior Advisor Agreement between the Company and Jesper Hoeiland

99.1	Press Release, dated April 28, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIUS HEALTH, INC.

Date: April 28, 2020	By:	/s/ Jon Mahlowitz
	Name:	Jon Mahlowitz
	Title:	General Counsel